Exhibit 99.2

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS

For the years ended December 31, 2016 and 2015

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Ernst & Young Ltd Maagplatz 1 P.O. Box CH-8010 Zurich

To the General Meeting of

Transocean Ltd., Steinhausen

Zurich, March 6, 2017

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the financial statements of Transocean Ltd., which comprise the statement of operations, balance sheet and notes (pages SR-5 to SR-14), for the year ended December 31, 2016.

Board of Directors’ Responsibility

The Board of Directors is responsible for the preparation of these financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation.  This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error.  The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with Swiss law and Swiss Auditing Standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements for the year ended December 31, 2016 comply with Swiss law and the company’s articles of incorporation.

Report on Key Audit Matters based on the circular 1/2015 of the Federal Audit Oversight Authority

Key audit matters are those matters that, in our professional judgement, were of most significance in our audit of the financial statements of the current period.  These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.  For the matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the Auditor’s responsibilities section of our report, including in relation to this matter.  Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements.  The results of our audit procedures, including the procedures performed to address the matter below, provide the basis for our audit opinion on the accompanying financial statements.

Impairment assessment of investments in subsidiaries
Area of emphasis

Transocean Ltd. evaluates its investments in subsidiaries for impairment annually and records an impairment loss when the carrying amount of such assets exceeds the recoverable amount.  The assessment of the existence of any indicators of impairment of the carrying amount of investments in subsidiaries is judgmental.  In the event that indicators of impairment are identified, the assessment of the recoverable amounts is also judgmental and requires estimation and the use of subjective assumptions.

Transocean Ltd. measures the recoverable amount of its investments in subsidiaries by applying a variety of valuation methods, incorporating a combination of income and market approaches and using projected discounted cash flows.

The primary risks are identifying impairment indicators, inaccurate models being used for the impairment assessment, and that the assumptions to support the value of the investments are inappropriate.  The principal consideration for our determination that the impairment assessment of investments in subsidiaries is a key audit matter is the subjectivity in the assessment of the recoverable amounts which requires estimation and the use of subjective assumptions.

See note 3 to these financial statements for Transocean Ltd.’s disclosures related to investment in subsidiaries.

Our audit response

Our audit procedures related to the key audit matter of the impairment assessment of investments in subsidiaries included the following procedures:

We performed inquiries of management about the current market conditions supporting the evaluation of potential impairment indicators, tested the key assumptions used, and performed procedures on Transocean Ltd.’s prospective financial information.

We involved valuation specialists to assist in the evaluation of management’s valuation models and impairment analyses, specifically in testing key assumptions and prospective financial information.

We performed procedures to assess the valuation models for evidence of management bias considering contrary evidence from third party analyst reports, press releases and fleet status reports published by Transocean Ltd.’s competitors.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd.
/s/ Jolanda Dolente	/s/ Jennifer Mathias
Jolanda Dolente	Jennifer Mathias
Licensed audit expert	Certified public accountant
(Auditor in charge)

TRANSOCEAN LTD.

STATEMENTS OF OPERATIONS

(In thousands)

	Years ended December 31,
	2016		2015
Income
Guarantee fee income	chf	1,495	chf	2,601
Financial income		27		16
Total income		1,522		2,617

Costs and expenses
General and administrative		47,979		33,301
Depreciation		24		—
Loss on currency exchange		8,149		3,895
Financial expense		8,167		6,268
Total costs and expenses		64,319		43,464

Loss on impairment		—		(3,280,474)
Loss on sale of subsidiary		(1,242)		—
Direct taxes		—		(95)

Net loss for the period	chf	(64,039)	chf	(3,321,416)

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEETS

(in thousands)

	December 31,
	2016		2015
Assets
Cash	chf	16,793	chf	1,158
Receivables from subsidiaries		8,576		8,891
Other current assets		881		1,452
Total current assets		26,250		11,501

Investment in subsidiaries		6,555,167		6,673,743

Property and equipment		1,446		1,399
Less accumulated depreciation		1,389		1,324
Property and equipment, net		57		75

Other non-current assets		100		79
Total non-current assets		6,555,324		6,673,897
Total assets	chf	6,581,574	chf	6,685,398

Liabilities and shareholders’ equity
Accounts payable to subsidiaries	chf	32,104	chf	16,504
Interest payable to subsidiaries		1,572		2,281
Other current liabilities		21,628		2,224
Total current liabilities		55,304		21,009

Long‑term interest bearing note payable to subsidiary		7,344		402,138
Other non‑current liabilities		997		1,654
Total non‑current liabilities		8,341		403,792

Share capital		39,480		5,607,459
Statutory capital reserves from capital contribution		11,403,893		9,522,987
Statutory capital reserve from capital contribution for shares held by subsidiaries		71,588		70,093
Accumulated loss
Accumulated loss brought forward from previous years		(4,932,993)		(5,361,577)
Net loss for the period		(64,039)		(3,321,416)
Own shares against capital reserve from capital contribution		—		(256,949)
Total shareholders’ equity		6,517,929		6,260,597
Total liabilities and shareholders’ equity	chf	6,581,574	chf	6,685,398

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (the “Company”, “we”, “us”, or “our”) is the parent company of Transocean Inc., Transocean Management Ltd., and Transocean Management Services GmbH., our wholly owned subsidiaries.   Transocean Ltd. is registered with the commercial register in the canton of Zug, and its shares are listed on the New York Stock Exchange (“NYSE”).  Our shares were previously listed on the SIX Swiss Exchange (“SIX”).  Effective March 31, 2016, at our request, our shares were delisted from the SIX.  At December 31, 2016 and 2015,  we had six and seven full‑time employees, respectively.

Note 2—Significant Accounting Policies

Presentation—We have prepared our unconsolidated statutory financial statements in accordance with the accounting principles as set out in Art. 957 to Art. 963b, of the Swiss Code of Obligations (the “CO”), which became effective January 1, 2013, and required implementation for the year ended December 31, 2015.  Since we have prepared our consolidated financial statements in accordance with U.S. generally accepted accounting standards, a recognized accounting standard, we have, in accordance with the CO, elected to forego presenting the statement of cash flows, the additional disclosures and the management report otherwise required by the CO.  Our financial statements may be influenced by the creation and release of excess reserves.

Foreign currency—We maintain our accounting records in U.S. dollars and translate them into Swiss francs for statutory reporting purposes.  We translate into Swiss francs our assets and liabilities that are denominated in foreign currencies using the year‑end currency exchange rates, except prior‑year transactions for our investments in subsidiaries and our shareholders’  equity, which are translated at historical exchange rates.  We translate into Swiss francs our income statement transactions that are denominated in foreign currencies using the average currency exchange rates for the year.

Our principal exchange rates were as follows:

	Average exchange rates for the years ended December 31,		Exchange rates at December 31,
	2016	2015	2016	2015
CHF / USD	0.98	0.96	1.02	0.99
CHF / GBP	1.35	1.47	1.26	1.46
CHF / NOK	0.12	0.12	0.12	0.11

We recognize realized currency exchange and translation gains and losses arising from business transactions and net unrealized currency exchange and translation losses in current period earnings.   We defer net unrealized currency exchange and translation gains and record such deferred gains in other current liabilities.

Cash—We hold  cash balances, denominated in Swiss francs and U.S. dollars, which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Investments in subsidiaries—We record our investments in subsidiaries at acquisition cost less adjustments for impairment of value.  We evaluate our investments in subsidiaries for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Own shares—We recognize own shares at acquisition cost, which we present as a deduction from shareholders’ equity at the time of acquisition.  For own shares held by subsidiaries, we build a reserve for shares in equity at the respective acquisition costs.

Related parties—In the meaning of the CO, we consider related parties to be only shareholders, direct and indirect subsidiaries, and the board of directors.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 3—Investment in Subsidiaries

Direct investments—Our direct investments in subsidiaries were as follows (in thousands, except percentages and share capital):

Company name	Purpose	Domicile	Ownership and voting interest	Share capital		December 31,
						2016		2015
Transocean Inc.	Holding	Cayman Islands	100%	usd	0.01	chf	6,555,059	chf	6,555,059
Transocean Management Ltd.	Management and administration	Switzerland	90%	chf	100.00	chf	90	chf	90
Transocean Services AS	Holding	Norway	99%	nok	100.00	chf	—	chf	118,594
Transocean Management Services GmbH	Management and administration	Switzerland	90%	chf	20.00	chf	18	chf	—

On May 30, 2016,  we sold Transocean Services AS to one of our indirect subsidiaries and, accordingly, it is no longer our direct investment.  On October 4, 2016, we contributed capital of CHF 18,000 for 90 percent quota to form Transocean Management Services GmbH to perform management and administration services.

Impairments—In the year ended December 31, 2016,  as a result of our annual impairment test, we determined that the carrying amounts of our investments in subsidiaries were not impaired.   In the year ended December 31, 2015, as a result of our interim impairment test as of July 2015 and our annual impairment test as of December 31, 2015, we determined that the carrying amounts of our investments in subsidiaries were impaired, and, as a result, we recognized an aggregate loss of CHF 3.3 billion associated with the impairment of our investments in Transocean Inc. and Transocean Services AS.

Principal indirect investments—Our principal indirect investments in subsidiaries were as follows:

December 31, 2016			December 31, 2015
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Deepwater Pacific 1 Inc.	British Virgin Islands	100%	Deepwater Pacific 1 Inc.	British Virgin Islands	100%
Global Marine Inc.	United States	100%	Global Marine Inc.	United States	100%
GSF Leasing Services GmbH	Switzerland	100%	GSF Leasing Services GmbH	Switzerland	100%
Sedco Forex Holdings Limited	Cayman Islands	100%	Sedco Forex Holdings Limited	Cayman Islands	100%
Sedco Forex International Inc.	Cayman Islands	100%	Sedco Forex International Inc.	Cayman Islands	100%
Transocean Deepwater Drilling Services Limited	Cayman Islands	100%	Transocean Deepwater Drilling Services Limited	Cayman Islands	100%
Transocean Drilling Offshore S.a.r.l	Luxembourg	100%	Transocean Drilling Offshore S.a.r.l	Luxembourg	100%
Transocean Drilling U.K. Limited	Scotland	100%	Transocean Drilling U.K. Limited	Scotland	100%
Transocean Financing GmbH	Switzerland	100%	Transocean Financing GmbH	Switzerland	100%
Transocean Holdings 1 Limited	Cayman Islands	100%
Transocean Holdings 2 Limited	Cayman Islands	100%
Transocean Holdings 3 Limited	Cayman Islands	100%
Transocean Hungary Holdings LLC	Hungary	100%	Transocean Hungary Holdings LLC	Hungary	100%
Transocean Norway Drilling AS	Norway	100%	Transocean Norway Drilling AS	Norway	100%
Transocean Offshore Deepwater Drilling Inc.	United States	100%	Transocean Offshore Deepwater Drilling Inc.	United States	100%
Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%	Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%
Transocean Offshore Holdings Limited	Cayman Islands	100%	Transocean Offshore Holdings Limited	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Cayman Islands	100%	Transocean Offshore International Ventures Limited	Cayman Islands	100%
Transocean Partners Holdings Limited	Cayman Islands	100%	Transocean Partners Holdings Limited	Cayman Islands	100%
			Transocean Partners LLC	Marshall Islands	71%
Transocean Phoenix 2 Limited	Cayman Islands	100%
Transocean Proteus Limited	Cayman Islands	100%
Transocean Entities Holdings GmbH	Switzerland	100%	Transocean Entities Holdings GmbH	Switzerland	100%
Transocean Worldwide Inc.	Cayman Islands	100%	Transocean Worldwide Inc.	Cayman Islands	100%
Triton Asset Leasing GmbH	Switzerland	100%	Triton Asset Leasing GmbH	Switzerland	100%
Triton Hungary Investments 1 LLC	Hungary	100%	Triton Hungary Investments 1 LLC	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Switzerland	100%	Triton Nautilus Asset Leasing GmbH	Switzerland	100%

In the year ended December 31, 2016, Transocean Partners Holdings Limited (“TPHL”), our wholly owned indirect subsidiary, reacquired the publicly held common units of Transocean Partners LLC (“TPLLC”) which became our indirect, wholly owned subsidiary (see Note 4—Shareholders’ Equity).  Accordingly, we no longer consider it to be a principal investment.

In the year ended December 31, 2016, we formed Transocean Holdings 1 Limited, Transocean Holdings 2 Limited and Transocean Holdings 3 Limited.  Together with Transocean Ltd., these wholly owned subsidiaries have fully and unconditionally guaranteed the 9.00% Senior Notes due 2023 issued by Transocean Inc.  Additionally, we formed Transocean Phoenix 2 Limited and Transocean Proteus Limited in connection with the issuance of two series of senior secured notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 4—Shareholders’ Equity

Overview—Changes in our shareholder’s equity were as follows (in thousands):

	Share capital			Statutory capital reserves				Free reserves
	Shares	Amount		from capital contribution		from capital contribution for shares held by subsidiaries (a)		Dividend reserve from capital contribution		Retained earnings (accumulated loss)		Own shares against capital reserve from capital contribution		Total shareholders’ equity
Balance at December 31, 2014	373,831	chf	5,607,459	chf	8,620,571	chf	69,618	chf	1,017,866	chf	(5,361,577)	chf	(256,949)	chf	9,696,988
Transfer to free reserve – dividend reserve from distribution payable	—		—		—		—		(11,045)		—		—		(11,045)
Transfer to statutory capital reserve from capital contribution	—		—		1,006,821		—		(1,006,821)		—		—		—
Transfer to free reserve – dividend reserve from capital contribution	—		—		(422,084)		—		422,084		—		—		—
Transfer to statutory capital reserve from capital contribution	—		—		318,154		—		(318,154)		—		—		—
Distribution payable to shareholders	—		—		—		—		(209,862)		—		—		(209,862)
Cancellation of dividends	—		—		—		—		105,932		—		—		105,932
Own share transactions	—		—		(475)		475		—		—		—		—
Net loss	—		—		—		—		—		(3,321,416)		—		(3,321,416)
Balance at December 31, 2015	373,831		5,607,459		9,522,987		70,093		—		(8,682,993)		(256,949)		6,260,597
Reduction of share capital	—		(5,313,414)		1,563,414		—		—		3,750,000		—		—
Cancellation of own shares	(2,863)		(256,949)		—		—		—		—		256,949		—
Issuance of shares to subsidiary	23,834		2,384		318,987		—		—		—		—		321,371
Excess shares held by subsidiary	—		—		(1,292)		1,292		—		—		—		—
Own share transactions	—		—		(203)		203		—		—		—		—
Net loss	—		—		—		—		—		(64,039)		—		(64,039)
Balance at December 31, 2016	394,802	chf	39,480	chf	11,403,893	chf	71,588	chf	—	chf	(4,997,032)	chf	—	chf	6,517,929

_____________________________

(a)

The statutory capital reserve from capital contribution for shares held by subsidiaries represents the aggregate cost of own shares held indirectly by Transocean Ltd. through Transocean Inc.   During the years ended December 31, 2016 and 2015, Transocean Inc. withheld 20,699 and 28,909 own shares, respectively, through a broker arrangement and limited to statutory tax in satisfaction of withholding taxes due by our employees upon the vesting of equity awards granted under our Long-Term Incentive Plan. For the years ended December 31, 2016 and 2015,  the aggregate value of own share transactions was CHF 203 thousand and CHF 475 thousand, respectively.  See Note 5—Own Shares.

Authorized share capital—In May 2014, at our annual general meeting, our shareholders approved an authorized share capital in the amount of CHF 337 million, authorizing the issuance of a maximum of 22.5 million fully paid‑in shares with a par value of CHF 15 per share at any time until May 16, 2016.  On October 29, 2015, at our extraordinary general meeting, our shareholders approved the reduction of the par value of each of our shares to CHF 0.10 from the original par value of CHF 15.  Consequently,  the previously approved authorized share capital in the amount of CHF 337 million has been reduced to CHF 2 million, authorizing the issuance of a maximum of 22.2 million fully paid‑in shares with a par value of CHF 0.10 per share.  In May 2016, at our annual general meeting, our shareholders approved an authorized share capital in the amount of CHF 2.2 million, authorizing the issuance of a maximum of 22.3 million fully paid‑in shares with a par value of CHF 0.10 per share at any time until May 12, 2018.

Conditional share capital—Our articles of association provide for a conditional share capital that permits us to issue up to 167.6 million additional shares without obtaining additional shareholder approval.  The shares may be issued under the following circumstances:

(1)

through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our shares or the shares of one of our group companies or any of their respective predecessors; or

(2)	in connection with the issuance of shares, options or other share‑based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.  In connection with the issuance of shares, options or other share‑based awards to directors, employees, contractors, consultants or other persons providing services to us, the preemptive rights and the advance subscription rights of shareholders are excluded.

On July 31, 2016, we and TPHL entered into an option agreement, as amended on November 22, 2016, pursuant to which we granted TPHL the right to acquire from us a number of our shares in connection with its merger with TPLLC, pursuant to which, the publicly

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

held common units of TPLLC not owned by TPHL were exchanged for the right to receive our shares..  On December 6, 2016, TPHL exercised its right to receive 23.8 million of our shares, which we issued from our conditional share capital, and paid to us $318 million, as required under the option agreement.  Following the completion of the merger, TPHL held 95,830 of our shares.

Distributions to shareholders—In May 2015, at our annual general meeting, our shareholders approved a distribution of statutory capital reserves from capital contribution in the form of a U.S. dollar denominated dividend of USD 0.60 per outstanding share, payable in four installments of USD 0.15 per outstanding share, subject to certain limitations.  In May 2015, we transferred CHF 422 million from statutory capital reserves—reserve from capital contribution to free reserves—dividend reserve from capital contribution, and we recognized a distribution payable of CHF 210 million, with the corresponding entry to free reserves—dividend reserve from capital contribution.  On June 17, 2015 and September 23, 2015, we paid the first two installments, in the aggregate amount of CHF 104 million, to shareholders of record as of May 29, 2015 and August 25, 2015, respectively.    On October 29, 2015, at our extraordinary general meeting, our shareholders approved the cancellation of the third and fourth installments of the distribution.  Upon approval of the cancellation, we transferred the remaining CHF 318 million from free reserves—dividend reserve from capital contribution to statutory capital reserve from capital contribution, in accordance with the tax ruling dated April 2, 2013.

In May 2014, at our annual general meeting, our shareholders approved a distribution of statutory capital reserves from capital contribution in the form of a U.S. dollar denominated dividend of USD 3.00 per outstanding share, payable in four installments of USD 0.75 per outstanding share, subject to certain limitations.  On March 18, 2015, we paid the final installment, in the aggregate amount of CHF 275 million, to shareholders of record as of February 20, 2015.    Upon payment of the final installment, we transferred the remaining CHF 1.0 billion from free reserves—dividend reserve from capital contribution to statutory reserve from capital contribution, in accordance with the tax ruling dated April 2, 2013.

Qualified capital loss—As presented on our interim balance sheet, dated July 31, 2015, included in our proxy statement for our extraordinary general meeting on October 29, 2015, we determined that our net assets cover less than 50 percent of our statutory share capital and statutory capital reserves.  Under Swiss law, the board of directors convened a general meeting of shareholders and proposed measures that remediate such capital loss.  On October 29, 2015, at our extraordinary general meeting, our shareholders approved the reduction of the par value of each of our shares to CHF 0.10 from the original par value of CHF 15.00 and allocated CHF 3.75 billion of the aggregate par value reduction amount to reduce our accumulated net loss.  Effective January 7, 2016, our qualified capital loss was effectively remediated upon establishment of a public deed of compliance for our par value reduction and registration in the commercial register.

Note 5—Own Shares

Overview—The following is a summary of changes in the registered shares (i) that were repurchased under our share repurchase program for cancellation purposes, and (ii) held by Transocean Inc. and TPHL, to satisfy obligations under our share-based compensation plans (in thousands, except percentages):

	Own shares	Total shares issued	Percentage of shares issued
Balance at December 31, 2014	11,542	373,831	3.09%
Transfers under share‑based compensation plans	(1,756)
Balance at December 31, 2015	9,786	373,831	2.62%
Transfers under share‑based compensation plans	(1,589)
Cancellation of treasury shares	(2,863)
Issuance of shares under option agreement with subsidiary	96
Balance at December 31, 2016	5,430	394,802	1.38%

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.5 billion, equivalent to approximately USD 3.4 billion.   At December 31 2015, we held 2.9 million of our shares, repurchased under the share repurchase program, with an aggregate carrying amount of CHF 257 million.  On October 29, 2015, at our extraordinary general meeting, our shareholders approved the cancellation of all shares that had been repurchased under the share repurchase program.  Effective January 7, 2016, such shares were cancelled upon registration in the commercial register.

Shares held by subsidiaries—Transocean Inc. and TPHL hold our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares.   In the year ended December 31, 2016 and 2015, we transferred 1.6 million and 1.8 million shares, respectively, at historical cost, from the own shares held by Transocean Inc. to satisfy obligations under our share‑based compensation plans.  In the years ended December 31, 2016 and 2015, we received cash proceeds of less than CHF 1 million, in connection with own shares transferred in exchange for equity awards exercised or withheld for taxes under our share‑based compensation plans.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 6—Share Ownership

Significant shareholders—Certain significant shareholders have reported to us that they held, directly or through their affiliates, the following beneficial interests in excess of 5 percent of our issued share capital (in thousands, except percentages):

	December 31, 2016
Name	Number of shares	Percentage of issued share capital
Vanguard	39,972	10.27%
BlackRock, Inc.	22,962	5.90%
State Street Corporation	19,715	5.06%

	December 31, 2015
Name	Number of shares	Percentage of issued share capital
Credit Suisse Group AG	40,275	10.77%
BlackRock, Inc.	25,491	6.82%
Icahn Group	21,483	5.75%

Own shares—Effective January 7, 2016, upon registration in the commercial register, the own shares held by us were cancelled.  At December 31, 2016, we held, indirectly through Transocean Inc. and TPHL,  5.4 million registered shares, representing 1.4 percent of our issued share capital.  At December 31, 2015, we held, directly and indirectly through Transocean Inc., 9.8 million registered shares, respectively, representing 2.6 percent, of our issued share capital.  See Note 4—Own Shares.

Shares held by board members—The members of our board of directors held our shares as follows:

	December 31, 2016		December 31, 2015
Name	Vested shares and unvested share units (a)	Stock options and stock appreciation rights	Vested shares and unvested share units (a)	Stock options and stock appreciation rights
Merrill A. “Pete” Miller, Jr.	52,882	—	21,662	—
Glyn A. Barker	52,460	—	25,015	—
Vanessa C.L. Chang	48,154	—	27,981	—
Frederico F. Curado	40,712	—	20,539	—
Chad Deaton	47,454	—	27,281	—
Tan Ek Kia	50,222	—	30,049	—
Vincent J. Intrieri	35,952	—	15,779	—
Martin B. McNamara	88,975	—	68,802	—
Samuel Merksamer	46,688	—	20,539	—
Edward R. Muller	69,838	3,820	45,665	7,640
Jeremy D. Thigpen (b)	883,012	233,957	520,157	—
Total	1,416,349	237,777	823,469	7,640

_____________________________

a)	The number of shares held includes privately held shares.
b)	Mr. Thigpen was for the first time elected to the board of directors on October 29, 2015.

Shares held by the executive management team—Our executive management team consists of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Executive Vice President and Chief Operating Officer.    The members of our executive management team held our shares and the conditional rights to receive shares under our share‑based compensation plans as follows:

	December 31, 2016
Name	Number of shares held (a)	Number of granted share units vesting in 2017 (b)	Number of granted share units vesting in 2018 (b)	Number of granted share units vesting in 2019 (b)	Total shares and share units
Jeremy D. Thigpen	65,197	338,303	433,796	45,716	883,012
Mark L. Mey	41,856	160,262	207,720	19,157	428,995
John Stobart	37,266	102,212	153,062	19,244	311,784
Total	144,319	600,777	794,578	84,117	1,623,791

_____________________________

a)	The number of shares held includes privately held shares.
b)

The number of granted share units vesting in the years ending December 31, 2017, 2018 and 2019 represents the vesting of previously granted service awards and performance awards in the form of share units.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

	December 31, 2015
Name	Number of shares held (a)	Number of granted share units vesting in 2016 (b)	Number of granted share units vesting in 2017 (b)	Number of granted share units vesting in 2018 (b)	Total shares and share units
Jeremy D. Thigpen (c)	—	113,784	292,588	113,785	520,157
Mark L. Mey (d)	—	73,619	141,105	73,620	288,344
John Stobart (e)	18,198	61,376	82,968	18,353	180,895
Ian C. Strachan (f)	—	—	—	—	—
Steven L. Newman (g)	—	40,544	—	—	40,544
Esa Ikaheimonen (h)	—	16,708	11,400	—	28,108
Total	18,198	306,031	528,061	205,758	1,058,048

_____________________________

a)	The number of shares held includes privately held shares.
b)

The number of granted share units vesting in the years ending December 31, 2016, 2017 and 2018 represents the vesting of previously granted service awards and performance awards in the form of share units.

c)	Mr. Thigpen joined Transocean as Chief Executive Officer on April 22, 2015.
d)	Mr. Mey joined Transocean as Chief Financial Officer on May 28, 2015.
e)	Mr. Stobart is the Chief Operating Officer for Transocean, effective October 1, 2012.
f)	Mr. Strachan did not receive shares for his service as Interim Chief Executive Officer.
g)	Mr. Newman was no longer designated as a member of the Executive Management Team, effective February 16, 2015.
h)	Mr. Ikäheimonen was no longer designated as a member of the Executive Management Team, effective May 27, 2015.

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2016
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2017	Number of granted stock options vesting in 2018	Number of granted stock options vesting in 2019	Total vested and unvested stock options
Jeremy D. Thigpen	—	77,985	77,986	77,986	233,957
Mark L. Mey	—	32,679	32,680	32,680	98,039
John Stobart	38,597	32,828	32,828	32,829	137,082
Total	38,597	143,492	143,494	143,495	469,078

	December 31, 2015
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2016	Number of granted stock options vesting in 2017	Number of granted stock options vesting in 2018	Total vested and unvested stock options
Jeremy D. Thigpen	—	—	—	—	—
Mark L. Mey	—	—	—	—	—
John Stobart	25,731	12,866	—	—	38,597
Ian C. Strachan (a)	—	—	—	—	—
Steven L. Newman (b)	454,105	—	—	—	454,105
Esa Ikaheimonen (b)	28,590	—	—	—	28,590
Total	508,426	12,866	—	—	521,292

_____________________________

a)	Mr. Strachan did not receive stock options for his service as Interim Chief Executive Officer.
b)

As of December 31, 2015, Mr. Ikäheimonen and Mr. Newman were no longer our employees.  Stock options held by Mr. Ikäheimonen and Mr. Newman remained exercisable for one year following separation and expired in the year ended December 31, 2016.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Shares granted—We granted the following service awards and performance awards to members of our board, members of our executive management team and employees:

	December 31, 2016			December 31, 2015
Name	Number of share units granted	Value of share units		Number of share units granted	Value of share units
Board members	212,777	chf	1,928,824	114,294	chf	2,281,125
Executive management team	757,053		7,866,743	1,039,143		16,390,817
Employees	25,011		211,038	11,042		201,936
Total	994,841	chf	10,006,605	1,164,479	chf	18,873,878

Note 7—Guarantees and Commitments

Transocean Inc. debt obligations—Transocean Inc. has issued certain debt securities or entered into other debt instruments, including notes, revolving credit facilities, debentures, surety bonds, letters of credit, and convertible note obligations.  We have guaranteed certain of these debt securities or other debt instruments.  We are not subject to any significant restrictions on their ability to obtain funds from their consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2016 and 2015, the aggregate carrying amount of debt that we have guaranteed was USD 7.5 billion and USD 7.4 billion,  respectively, equivalent to approximately CHF 7.6 billion and CHF 7.3 billion, respectively.

Macondo well litigation settlement obligations—On January 3, 2013, certain of our wholly‑owned subsidiaries reached agreements with the U.S. Department of Justice (“DOJ”) to resolve certain matters arising from the Macondo well incident.  The agreements included a criminal plea (the “Plea Agreement”), pursuant to which one of our subsidiaries pled guilty to one misdemeanor count of negligently discharging oil in the U.S. Gulf of Mexico, in violation of the U.S. Clean Water Act, and a civil consent decree (the “Consent Decree”), which resolved certain claims by the DOJ, the U.S. Environmental Protection Agency (the “EPA”) and the U.S. Coast Guard against certain of our subsidiaries (the “Transocean Defendants”) and certain incidents of noncompliance that were alleged by the U.S. Bureau of Safety and Environmental Agency.

As part of this resolution, under the terms of the Plea Agreement and the Consent Decree, certain of our subsidiaries agreed to pay USD 1.4 billion, equivalent to approximately CHF 1.3 billion, in fines, recoveries and civil penalties, excluding interest, payable in installments through February 2017.  We have guaranteed the scheduled installments and other obligations required of the Transocean Defendants under the Plea Agreement and the Consent Decree.    In connection with our guarantee, the Transocean Defendants pay to us a guarantee fee.  The guarantee fee is paid annually, beginning on January 1, 2014 through 2018, and is equivalent to 1.76 percent of the weighted average daily outstanding balance due by the Transocean Defendants over the prior year.  In the years ended December 31, 2016 and 2015, we recognized guarantee fee income of CHF 2 million and CHF 3 million, respectively.

On February 25, 2013, certain of our subsidiaries (the “Respondents”) and the EPA entered into an administrative agreement (the “EPA Agreement”).  The EPA Agreement resolves all matters relating to suspension, debarment and statutory disqualification arising from the matters contemplated by the Plea Agreement.  Subject to compliance with the terms of the EPA Agreement, the EPA agreed that it will not suspend, debar or statutorily disqualify the Respondents and will lift any existing suspension, debarment or statutory disqualification.  We have guaranteed the compliance obligations required of the Respondents under the EPA Agreement.

Norway tax investigations and trial contingent obligations—Norwegian civil tax authorities are challenging certain transactions undertaken by our subsidiaries in 1999, 2001 and 2002.  In January 2016, the Norwegian authorities formally and unconditionally dropped their appeals against the Oslo district court acquittals with respect to all criminal charges against our subsidiaries and external advisors related to the previously reported Norway tax investigations and trials.  All subsidiaries and external advisors have been fully and unconditionally acquitted on all criminal charges.

At December 31, 2016, the remaining outstanding civil tax assessment was for NOK 412 million, equivalent to approximately CHF49 million, plus interest, related to a 2001 dividend payment.  On June 26, 2014, the Norwegian district court in Oslo ruled that our subsidiary was liable for the civil tax assessment but waived all penalties and interest.  On September 12, 2014, we and the tax authorities each appealed the ruling.  On June 27, 2016, the tax authorities withdrew their appeal of penalties and dropped all penalty claims.  We intend to take all other appropriate action to continue to support our position that our Norwegian tax returns are materially correct as filed.  In prior years, we guaranteed these tax assessments and related contingent obligations.  As of December 31, 2016,  all guarantees have expired or have been cancelled.  See Note 10—Subsequent Events.

Transocean Management Ltd. office lease obligation—Transocean Management Ltd., has entered into a lease obligation for its principal offices in Vernier, Switzerland.  Under an uncommitted line of credit, Transocean Ltd. has issued a surety bond in the full amount of this lease obligation.  At December 31, 2016 and 2015, our guarantee for the Transocean Management Ltd. office lease obligation was CHF 460,000.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 8—Contingencies

U.S. Gulf of Mexico Macondo well incident—On April 22, 2010, the Ultra‑Deepwater Floater Deepwater Horizon, a rig owned and operated by certain of our indirect wholly owned subsidiaries (the “Macondo Subsidiaries”), sank after a blowout of the U.S. Gulf of Mexico Macondo well caused a fire and explosion on the rig off the coast of Louisiana.  The Macondo Subsidiaries have been named in lawsuits related to the Macondo well incident.  Although we can provide no assurance as to the outcome of the remaining claims, we believe that a significant portion of the contingencies related to the Macondo well incident are now resolved.

Federal securities claims—On September 30, 2010, a proposed federal securities class action was filed against us in the U.S. District Court for the Southern District of New York.  In the action, a former shareholder of the acquired company alleged that the joint proxy statement relating to our shareholder meeting in connection with the merger with the acquired company violated various securities laws and that the acquired company’s shareholders received inadequate consideration for their shares as a result of the alleged violations.  On March 11, 2014, the District Court for the Southern District of New York dismissed the claims as time-barred.  Plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit (the “Second Circuit”), but on March 17, 2016, the Second Circuit affirmed the dismissal. Plaintiffs filed a petition for writ of certiorari with the U.S. Supreme Court on August 12, 2016.  See Note 10—Subsequent Events.

Swiss value added tax—We are one of a group of Swiss entities, which are jointly and severally liable for the whole Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 9—Related Party Transactions

Transocean Inc. and Transocean Partners Holdings Limited—Transocean Inc. and TPHL hold our shares to satisfy, on our behalf, our obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other right to acquire our shares.  At December 31, 2016 and 2015, Transocean Inc. and TPHL held 5.4 million and 6.9 million of our shares, respectively.

We and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement dated June 1, 2011, establishing a USD 2.0 billion revolving credit facility.  At December 31, 2016 and 2015, we had borrowings of USD 7.2 million and USD 406 million, respectively, equivalent to approximately CHF 7.3 million and CHF 402 million,  respectively, outstanding under the revolving credit facility.  At December 31, 2016 and 2015, the variable interest rate on the outstanding borrowings was 2.25 percent.

Other subsidiaries—Our subsidiaries perform on our behalf certain general and administrative services, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions.  In the years ended December 31, 2016 and 2015,  we recognized such costs of CHF 15 million and CHF 19 million, respectively, recorded in general and administrative costs and expenses.

Note 10—Subsequent Events

Norway tax investigations and trial—On January 9, 2017, the Norwegian appeal court in Oslo ruled entirely in favor of the Transocean subsidiaries and overturned the district court with respect to the remaining question of principal tax obligations.  On February 10, 2017, the tax authorities filed an appeal with the Norwegian Supreme Court.

Federal securities claims—On January 13, 2017, the U.S. Supreme Court granted certiorari in a separate case, not involving Transocean, which raised the same issues on which the Second Circuit dismissed the claim against Transocean.  The U.S. Supreme Court’s ultimate determination of this separate case may affect the time‑barred dismissal of the case involving Transocean.

PSC Settlement Agreement—On February 15, 2017, the MDL Court entered a final order and judgment approving the PSC Settlement Agreement that we entered into with the PSC on May 29, 2015.  The ruling is subject to appeal.  Any notice of appeal must be filed by March 17, 2017.

TRANSOCEAN LTD.

PROPOSED APPROPRIATION OF THE ACCUMULATED LOSS

The board of directors proposes that shareholders at the annual general meeting in 2017 approve the following appropriation (in thousands):

	December 31,
	2016		2015
Balance brought forward from previous years	chf	(8,682,993)	chf	(5,361,577)
Reduction of par value		3,750,000		—
Net loss for the year		(64,039)		(3,321,416)
Total accumulated loss		(4,997,032)		(8,682,993)
Balance to be carried forward on this account	chf	(4,997,032)	chf	(8,682,993)

Under Swiss law, the appropriation of available earnings or accumulated loss, as the case may be, as set forth in the Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.  The accumulated loss subject to the vote of the Company’s shareholders at the 2017 Annual General Meeting is the accumulated loss of Transocean Ltd., on a standalone basis.

At our Extraordinary General Meeting held on October 29, 2015, shareholders approved the following: (a) a reduction of the par value of each share of the Company from CHF 15 to CHF 0.10, (b) the use of CHF 3.75 billion of the aggregate par value reduction amount to reduce the Company’s total accumulated loss as recorded on its Swiss statutory balance sheet, and (c) the allocation of CHF 1,820,076,670.10 of the aggregate par value reduction amount to the Company’s statutory capital reserves from capital contribution.  The par value reduction became effective on January 7, 2016.  Accordingly, the CHF 3.75 billion reduction of our accumulated loss was not reflected in the accumulated loss as of December 31, 2015.  The total accumulated loss as of December 31, 2016, reflects the loss that was carried forward from previous years, the reduction of par value and the net loss for the year ended December 31, 2016.

The Board of Directors proposes that the entire accumulated loss of CHF 4,997,032 be carried forward.